UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14C
INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE
SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:
☒ Preliminary Information Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐ Definitive Information Statement

ARTEMIS THERAPEUTICS, INC.
(Name of registrant as specified in its charter)

Payment of Filing Fee (Check all boxes that apply):

☒ No fee required

☐ Fee paid previously with preliminary materials

☐ Fee computed on table in exhibit required by Item 25(b) of Schedule 14A (17 CFR 240.14a-101) per Item 1 of this Schedule and Exchange Act Rules 14c-5(g) and 0-11

ARTEMIS THERAPEUTICS, INC.
18 East 16th Street, Suite 307
New York, NY 10003

NOTICE TO ALL STOCKHOLDERS OF ACTION BY WRITTEN CONSENT

To Our Stockholders:

On July 25, 2022, the Board of Directors of Artemis Therapeutics, Inc., a Delaware corporation (the “Company”), approved an amendment to its Certificate of Incorporation to increase the Company’s authorized shares of common stock, $0.01 par value per share (the “Common Stock”) from 51,000,000 shares of Common Stock to 150,000,000 shares of Common Stock (the “Amendment”). On July 27, 2022, stockholders holding a majority of the Company’s voting power approved the Amendment by written consent in lieu of a meeting, in accordance with the Delaware General Corporation Law.

The information statement accompanying this notice has been filed with the Securities and Exchange Commission and is being furnished, pursuant to Section 14C of the Securities Exchange Act of 1934, as amended to the holders of the Company’s Common Stock to notify Stockholders of the Amendment. Because these actions have been approved by the holders of the required majority of the voting power of our voting stock, no proxies were or are being solicited. The Amendment will not be effected until at least 20 calendar days after the mailing of the information statement accompanying this notice. The Company will mail this notice and the information statement on or about August 8, 2022. The Company anticipates that the Amendment will become effective on or about August 29, 2022, at such time as a certificate of amendment to the Company’s Certificate of Incorporation is filed with the Secretary of State of Delaware.

THE COMPANY IS NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND THE COMPANY A PROXY.

By order of the Board of Directors /s/ Shimon Citron Shimon Citron Director

New York, New York
July 27, 2022

ARTEMIS THERAPEUTICS, INC.
18 East 16th Street, Suite 307
New York, NY 10003

INFORMATION STATEMENT
July [•], 2022

Pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C promulgated thereunder, the notice and this information statement (the “Information Statement”) will be sent or given on or about August 8, 2022, to the stockholders of record as of July 27, 2022 of Artemis Therapeutics, Inc., a Delaware corporation (hereinafter referred to as “we,” “us,” “our”, “Artemis” or the “Company”). This Information Statement is being circulated to advise our stockholders of actions already approved and taken without a meeting by written consent of the Stockholders who hold a majority of the voting power of our voting stock.

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

The actions to be effective at least 20 days after the mailing of this Information Statement are as follows:

•
Approval of an amendment to our Certificate of Incorporation to increase the Company’s authorized Common Stock from 51,000,000 shares of Common Stock to 150,000,000 shares of Common Stock (the “Amendment”).

On July 25, 2022, our Board of Directors (the “Board”) unanimously approved the Amendment. Subsequent to our Board’s approval of the Amendment, the holders of a majority of the Company’s voting power approved, by written consent, the Amendment on July 27, 2022. The consenting stockholders and their respective ownership percentage of the voting stock of the Company, total in the aggregate of more than 50% of the outstanding voting stock, which is the required vote under the Delaware General Corporation Law and our bylaws. We expect that the Amendment will be effective on or about August 29, 2022, at such time as a certificate of amendment to the Company’s Certificate of Incorporation is filed with the Secretary of State of Delaware (the “Certificate of Amendment”).

DISSENTERS’ RIGHT OF APPRAISAL

The Delaware General Corporation Law does not provide dissenters’ rights of appraisal to our stockholders in connection with any matter described in this information statement.

RECORD DATE AND VOTING SECURITIES

Only stockholders of record at the close of business on July 27, 2022 (the “Record Date”) are entitled to notice of the information disclosed in this Information Statement. As of the Record Date, the Company’s authorized capital stock consists of 51,200,000 shares of capital stock, par value $0.01 per share, of which 51,000,000 shares are Common Stock, par value $0.01 per share (the “Common Stock”) and 200,000 shares are “blank check” preferred stock, par value $0.01 per share, of which 1,000 are designated as Series A Convertible Preferred Stock (the “Series A Preferred”), 5,000 are designated as Series B Convertible Preferred Stock (the “Series B Preferred”) (of which none are issued and outstanding), 250 are designated as Series C Convertible Preferred Stock (the “Series C Preferred”) and 110,000 are designated as Series D Convertible Preferred Stock (the “Series D Preferred”). As of the Record Date, the Company had 45,125,405 shares of Common Stock, 453 shares of Series A Preferred, 250 Series C Preferred and 110,000 Series D Preferred issued and outstanding. Only holders of our Common Stock, and the holders of the Series D Preferred on an as converted basis, were entitled to vote on the Amendment. We expect the Certificate of Amendment to be filed on August 29, 2022. Holders of our Common Stock are currently, and will continue to be, entitled to one vote per share.

EXPENSES

We will bear the expenses relating to this information statement, including expenses in connection with preparing and mailing this information statement and any documents that now accompany or may in the future supplement it. We contemplate that brokerage houses, custodians, nominees and fiduciaries will forward this information statement to the beneficial owners of our Common Stock held of record by these persons, and we will reimburse them for their reasonable expenses incurred in this process.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN. THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTER DESCRIBED HEREIN.

BOARD OF DIRECTORS’ AND STOCKHOLDER APPROVAL

As the Company’s directors, and holders of approximately 72% of our voting power, signed written consents in favor of the Amendment, we are authorized to file the Certificate of Amendment with the Delaware Secretary of State. The Amendment will take effect upon the filing of the Certificate of Amendment with the Secretary of State of the State of Delaware, which is expected to occur as soon as reasonably practicable on or after the 20th day following the mailing of this Information Statement to Stockholders, or on or about August 29, 2022.

The information contained in this Information Statement constitutes the only notice we will be providing to stockholders.

GENERAL EFFECT OF THE PROPOSED AMENDMENT AND REASONS FOR APPROVAL

On March 6, 2022, the Company entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Manuka Ltd, an Israeli company (the “Manuka”) and the shareholders of Manuka (the “Shareholders”). Since its inception, Manuka’s business activities primarily consisted of distributing Manuka honey imported from New Zealand, developing and distributing supplements aimed at the beauty and skincare markets and, developing and manufacturing skincare products based on New Zealand’s manuka honey and bee venom, among other natural ingredients. The Share Exchange Agreement closed on June 30, 2022.

The Share Exchange Agreement provides that, upon the terms, and subject to the conditions set forth therein, on the closing date (the “Closing”), the Company will acquire all of the outstanding shares of Manuka (the “Manuka Shares”) from the Shareholders in exchange for an aggregate of 33,791,641 shares of the Company’s Common Stock and 110,000 shares of  Series D Preferred (collectively, the “Consideration Shares”), such that the Shareholders held, immediately following the Closing, eighty-nine percent (89%) of the Company’s issued and outstanding share capital. At Closing, should it be required as a condition by the Israeli Tax Authority to affect a tax ruling to approve the transactions contemplated by the Share Exchange Agreement (the “Tax Ruling”), the Manuka Shares and the Consideration Shares will be placed in escrow with a third-party escrow agent pending the Closing. As required under Israeli law, following the Closing, and upon receipt of regulatory approvals, Manuka became the Company’s wholly owned subsidiary.

The Board of Directors believes that an increase in the total number of shares of authorized Common Stock is required to permit the conversion of the Series D Preferred  and will better enable us to meet our future needs and give us greater flexibility in responding quickly to business opportunities. The increase will also provide additional shares for corporate purposes generally. Our Board of Directors knows of no other matters other than those described in this Information Statement, which have been recently approved or considered by the holders of our Common Stock.

DESCRIPTION OF SECURITIES

General

As of the Record Date, the Company’s authorized capital stock consists of 51,200,000 shares of capital stock, par value $0.01 per share, of which 51,000,000 shares are Common Stock, par value $0.01 per share and 200,000 shares are “blank check” preferred stock, par value $0.01 per share, of which 1,000 are designated as Series A Preferred, 5,000 are designated as Series B Preferred (of which none are issued and outstanding), 250 are designated as Series C Preferred and 110,000 are designated as Series D Preferred. As of the Record Date, the Company had 5,153,461 shares of Common Stock, 453 shares of Series A Preferred, 250 Series C Preferred and 110,000 Series D Preferred issued and outstanding.

Description of Common Stock

Number of Authorized and Outstanding Shares. Pending the effectiveness of the Certificate of Amendment, our Certificate of Incorporation currently authorizes the issuance of 51,000,000 shares of Common Stock, par value $0.01 per share. As of the date hereof, there are 45,125,405 shares of our Common Stock issued and outstanding. All of the outstanding shares of Common Stock are fully paid and non-assessable.

Voting Rights. The holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of the stockholders and do not have any cumulative voting rights.

Dividends. Holders of our common stock are entitled to receive proportionally any dividends declared by our board of directors.

Liquidation. In the event of our liquidation or dissolution, holders of our Common Stock are entitled to share ratably in all assets remaining after payment of all debts and other liabilities.

Rights and Preferences. Holders of our Common Stock have no preemptive, subscription, redemption or conversion rights.

Preferred Stock

The Company’s Amended Certificate of Incorporation authorizes the issuance of 200,000 shares of “Blank Check” Preferred Stock, par value $0.01 per share, subject to any limitations prescribed by law, without further vote or action by the stockholders, to issue from time to time shares of preferred stock in one or more series. Each such series of Preferred Stock shall have such number of shares, designations, preferences, voting powers, qualifications, and special or relative rights or privileges as shall be determined by the Company’s board of directors, which may include, among others, dividend rights, voting rights, liquidation preferences, conversion rights and preemptive rights. There are 1,000 shares of Series A Preferred Stock authorized and 453 of such shares outstanding held by 1 stockholder (convertible into 658,506 shares of Common Stock) and 250 shares of Series C Preferred Stock authorized, 250 of such shares outstanding held by 1 stockholder (convertible into 250,000 shares of Common Stock) and 110,000 shares of Series D Preferred Stock authorized, 110,000 of such shares outstanding held by 4 stockholders (convertible into 66,000,000 shares of Common Stock).

Series A Preferred Stock

The Series A Certificate of Designation sets forth the rights, preferences and privileges of the Series A Preferred. As provided in the Company’s articles of incorporation. The following is a summary of the rights, privileges and preferences of the Series A Preferred:

Number of Shares. The number of shares of Preferred designated as Series A Preferred Stock is 1,000, of which 453 are issued and outstanding.

Conversion. The Series A Preferred shall be convertible at the option of the holder, into Common Stock by dividing the Stated Value by the Conversion Price. Each share of the Series A Preferred has a par value of $0.01 per share and convertible into 1,453.65 shares of Common Stock, with a conversion price subject to adjustments for stock dividends, splits, combinations and similar events as described in the form of Series A Certificate of Designation.

Dividends. The Series A Preferred is not entitled to receive any special dividend but shall be entitled to receive dividends as and when paid to the holders of Common Stock of the Company on an as-converted basis.

Voting Rights. Except as otherwise provided in the Series A Certificate of Designation or as otherwise required by law, the Series A Preferred shall have no voting rights. However, as long as any shares of Series A Preferred are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series A Preferred, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Series A Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series A Preferred, (c) increase the number of authorized shares of Series A Preferred, or (d) enter into any agreement with respect to any of the foregoing.

Series C Preferred Stock

The Series C Certificate of Designation sets forth the rights, preferences and privileges of the Series C Preferred Stock. As provided in the Company’s articles of incorporation. The following is a summary of the rights, privileges and preferences of the Series C Preferred:

Number of Shares. The number of shares of Preferred Stock designated as Series C Preferred is 250, of which 250 are issued and outstanding.

Conversion. The Series C Preferred will be convertible, at any time at the option of the holder thereof, except to the extent that such conversion will result in such holder beneficially owning more than 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the conversion, into shares of Common Stock determined by dividing the Stated Value of such share of Series C Preferred Stock by the Conversion Price automatically on the date of the Company’s implementation of the Approval (such date, the “Conversion Date”). Each share of the Series C Preferred has a par value of $0.01 per share and convertible into 1,000 shares of Common Stock, with a conversion price subject to adjustments for stock dividends, splits, combinations and similar events as described in the form of Series C Certificate of Designations.

Dividends. The Series C Preferred is not entitled to receive any special dividend but shall be entitled to receive dividends as and when paid to the holders of Common Stock of the Company on an as-converted basis.

Voting Rights. Except as otherwise provided in the Series C Certificate of Designation or as otherwise required by law, the Series C Preferred shall have no voting rights. However, as long as any shares of Series C Preferred are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of Series C Preferred, (a) alter or change adversely the powers, preferences or rights given to the Preferred Stock or alter or amend the Series C Certificate of Designation, (b) authorize or create any class of stock ranking as to dividends, redemption or distribution of assets upon a liquidation of the Company senior to, or otherwise pari passu with, the Series C Preferred, (c) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders of Series C Preferred, (d) increase the number of authorized shares of Series C Preferred, or (e) enter into any agreement with respect to any of the foregoing.

Series D Preferred Stock

The Series D Certificate of Designation sets forth the rights, preferences and privileges of the Series D Preferred Stock. As provided in the Company’s articles of incorporation. The following is a summary of the rights, privileges and preferences of the Series D Preferred:

Number of Shares. The number of shares of Preferred Stock designated as Series D Preferred is 110,000, of which 110,000 are issued and outstanding.

Automatic Conversion. Each share of Series D Preferred shall convert into that number of shares of Common Stock determined by dividing the Stated Value of such share of Series D Preferred by the Conversion Price automatically on the date of the Corporation’s implementation of Shareholder Approval (such date, the “Conversion Date”). To effect conversions of shares of Series D Preferred, a holder shall not be required to surrender the certificate(s) representing the shares of Series D Convertible Preferred Stock to the Company.  Shares of Series D Preferred converted into Common Stock or redeemed in accordance with the terms hereof shall be canceled and shall not be reissued.   Each share of Series D Preferred has a par value of $0.01 per share and convertible into 600 shares of common stock, with a conversion price subject to adjustments for stock dividends, splits, combinations and similar events as described in the form of Series D Convertible Preferred Stock Certificate of Designation.

Dividends.  Holders shall be entitled to receive, and the Corporation shall pay, dividends as and when paid to the holders of Common Stock of the Corporation on an as-converted basis.

Voting Rights. On any matter presented to the stockholders of the Company for their action or consideration at any meeting of stockholders of the Company, each holder of outstanding shares of Series D Preferred shall be entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Series D Preferred held by such holder are convertible as of the record date for determining stockholders entitled to vote on such matter. As long as any shares of Series D Preferred are outstanding, the Company shall not, without the affirmative vote of the holders of a majority of the then outstanding shares of the Series D Preferred , (a) alter or change adversely the powers, preferences or rights given to the Series D Preferred or alter or amend this Certificate of Designation, (b) amend its certificate of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (c) increase the number of authorized shares of Series D Preferred, or (d) enter into any agreement with respect to any of the foregoing.

Transfer Agent. Shares of Common Stock are registered at the transfer agent and are transferable at such office by the registered holder (or duly authorized attorney) upon surrender of the Common Stock certificate, properly endorsed, or other evidence satisfactory to the transfer agent with respect to shares not represented by a certificate. No transfer shall be registered unless the Company is satisfied that such transfer will not result in a violation of any applicable federal or state securities laws. Our transfer agent is Pacific Stock Transfer. Their address is 6725 Via Austin Pkwy, Suite 300, Las Vegas, NV 89119. Their website is www.pacificstocktransfer.com.

EFFECTIVE TIME OF ACTIONS APPROVED

The Amendment will take effect once the Certificate of Amendment it is filed with the Secretary of State of the State of Delaware. We intend to file the Certificate of Amendment with the Secretary of State of the State of Delaware promptly after the 20th day following the date on which this Information Statement is mailed to the Stockholders.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT AND
RELATED STOCKHOLDER MATTERS.

The following table provides information as of July 27, 2022 regarding beneficial ownership of our Common Stock by: (i) each person known to us who beneficially owns more than five percent of our Common Stock; (ii) each of our directors; (iii) each of our executive officers; and (iv) all of our directors and executive officers as a group.

The number of shares beneficially owned is determined under rules promulgated by the SEC, and the information is not necessarily indicative of beneficial ownership for any other purpose. The shares in the tables does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares.

As of July [•], 2022, we had 45,125,405 shares of Common Stock outstanding.

Name and Address	Beneficial Ownership	Percent of Class(1)
Stockholders of 5% or more
Chomsky Group(2)	16,819,261	15.00%

Officers and Directors
Shimon Citron(3)	80,729,871	72.00%

(1) Applicable percentage ownership is based on 112,125,439 shares of common stock outstanding including and assuming the full conversion of the Series A Preferred, the Series C Preferred and the Series D Preferred. Beneficial ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of July 5, 2022 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes shared vote of 12,614,850 shares of common stock common (assuming full conversion of the Series D Preferred) beneficially held by Adler Chomsky Marketing Communication Ltd. and 4,204,411 shares of common stock (assuming full conversion of the Series D Preferred) beneficially held by Eyal Chomsky Holdings Ltd. Address: 50 Menachem Begin St., Tel Aviv 6777682.

(3) Includes 32,291,948 shares of common stock (assuming full conversion of the Series D Preferred) beneficially owned by Mr. Citron’s wife, Mrs. Sigalit Citron and 48,437,923 shares of common stock (assuming full conversion of the Series D Preferred) beneficially owned by Mr. Shimon Citron (assuming full conversion of the Series D Preferred). Address: 19 Haim Bar-Lev St., Tel Aviv 5265368.

ADDITIONAL INFORMATION

We are subject to the disclosure requirements of the Exchange Act, and in accordance therewith, file reports, information statements and other information, including annual and quarterly reports on Form 10-K and 10-Q, respectively, with the SEC. Reports and other information filed by Artemis can be inspected and copied at the public reference facilities maintained by the SEC at 100 F. Street, N.E., Washington DC 20549. Copies of such material can also be obtained upon written request addressed to the SEC, Public Reference Section, 100 F. Street, N.E., Washington DC 20549 at prescribed rates. In addition, the SEC maintains a website (http://www.sec.gov) that contains reports, information statements and other information regarding issuers that file electronically with the SEC through the EDGAR system. You may request a copy of documents filed with or furnished to the SEC by us, at no cost, by writing to Artemis Therapeutics, Inc., 3 Eliezer Vardinon St., Petach Tikva, 4959507, Israel. Attn: Shimon Citron, Chief Executive Officer. Our principal executive office is located at 3 Eliezer Vardinon St., Petach Tikva, 4959507, Israel.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to stockholders who share a single address unless we received contrary instructions from any stockholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a stockholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at 3 Eliezer Vardinon St., Petach Tikva, 4959507, Israel, Attn: Shimon Citron, Chief Executive Officer.

If multiple stockholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each Stockholder a separate copy of future mailings, you may mail notification to, or call the Company at, its principal executive offices. Additionally, if current stockholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to stockholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

This Information Statement is provided to the equity holders of the Company only for informational purposes in connection with the stockholder actions by written consent described herein, pursuant to and in accordance with Rule 14c-2 under the Exchange Act. Please carefully read this Information Statement.

By order of the Board of Directors /s/ Shimon Citron Shimon Citron
Dated: July 27, 2022